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SM&A

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SM&A Strategy Overview

Safe Harbor Statement All stockholders of SM&A are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by SM&A for use at the 2008 annual meeting of stockholders of SM&A. They contain important information regarding the election of directors and other matters. The definitive proxy statement and form of proxy have been mailed to stockholders of record of SM&A along with other relevant documents. They are available at no charge on the SEC's website at http://www.sec.gov In addition, SM&A will provide copies of the definitive proxy statement without charge upon request. Some statements made in this presentation refer to future actions, strategies, or results that involve a number of risks and uncertainties. Any number of factors could cause actual results to differ materially from expectations, including a shift in demand for SM&A's Competition Management and Program services; fluctuations in the size, timing, and duration of client engagements; delays, cancellations, or shifts in emphasis for competitive procurement activities; declines in future defense, information technology, homeland security, new systems, and research and development expenditures, and other risk factors listed in SM&A's SEC reports, including the report on Form 10-K for the year ended December 31, 2007. Actual results may differ materially from those expressed or implied. The company does not undertake any duty to update forward-looking statements. Please see risk factors in SM&A's 10-K and other SEC filings

SM&A's Integrated Management Approach Winning

SM&A's Integrated Management Approach Pursue Win Perform Winning

INTEGRATED SUCCESS
PURSUE • WIN • PERFORM

SM&A's Integrated Management Approach

Portfolio Business Strategy

- SM&A Strategic Advisors
- Business Intelligence for mission-critical programs
- Executive-level thought leadership



Pursue
Win
Client Project
Perform

Competition Management

- Opportunity win strategy
- Capture management
- Proposal management
- Volume Leads (Technical, Cost, Past Perf, Management, IMP/IMS)
- Price-to-Win
- Orals presentation leadership
- Author support

Program Services

Technical Management

- Milestone Success™ (Design Review Delivery)
- Requirements Management
- System Architecting
- Trade Process
- Interface Management
- Systems Engineering Staffing

Business Operations

- Project Planning
- Earned Value Management System (EVMS) Consulting
- Cost/Schedule Management
- Cost Estimating – Pricing to Perform
- ECP Management
- Project Controls, Scheduling Staffing

Project Management

- AwardFee™
- Integrated Baseline Review
- Startup Leadership / Mentoring
- Project Assessment
- Risk/Opportunity Management
- Project Metrics Architecture
- Management Dashboard

Integrated solutions focused on our client's project

SM&A
When You Must Win

SM&A CONFIDENTIAL. Internal Use Only.

Strat Summary 8 April 2008, Page 5

Vertical Market Expansion & Client Segmentation Business Considerations Resource Allocations Feedback Loop Client Segmentation = Gap Between Needs & Capability Boeing Accenture Mature Experienced Novice Rockwell L-3 Cahaba Pac Sci Increased Shareholder Value Increased Client Value Strategic Business Intelligence Markets Account Executives Products Associates A&D A&D A&D SI/IT SI/IT SI/IT Healthcare Healthcare New Markets (C&E, Fin Svcs) Increased Associate Opportunity

Eight Initiatives Strategic Business Intelligence Client Segmentation and Sales Process Vertical Expansion Integrated Management Approach Technology Hiring and Retaining Knowledge Management Deal Structure Detailed plans for each initiative and periodic disciplined status updating ensures continuing progress

Strategic Plan Excerpt 2007 success is a direct result of Strategic Plan implementation

Strategic Plan Offering Availability Revenue

Summary Transformational strategy in place Revenue and EPS growth being realized Client response favorable Employee base informed and motivated Initiatives required for implementation on schedule Demonstrated success in Solution development and Solution acquisition Client segmentation creating anticipated revenue improvement SM&A successfully implementing Strategic Plan and progressing towards $500M Project Consulting entity